UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America -Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that it has signed an expanded agreement with Aetna Inc. to provide clinical laboratory testing and certain additional services to Aetna's Commercial HMO and Quality Point-of-Service members in New York and New Jersey. LabCorp will also continue to provide these services to members of Aetna's PPO and indemnity plans nationally.



"This agreement is significant for LabCorp because we are now a provider for all Aetna products in New York and New Jersey," said Stevan R. Stark, executive vice president for sales and marketing at LabCorp. "Now, Aetna's participating physicians in these states may send all their clinical laboratory work to LabCorp, giving those physicians who prefer using a single laboratory greater choice in selecting a full service laboratory provider. This type of agreement is an important part of LabCorp's ongoing strategy to continually expand its relationships with large managed care providers."


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated February 26, 2002.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      --------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: February 26, 2002